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                                                            EXHIBIT 21

                     ZAPATA CORPORATION SUBSIDIARIES
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NAME                                            PLACE OF INCORPORATION  OWNERSHIP
- --------------------------------------------    ----------------------  ----------

Cimarron Gas Holding Company                    Delaware                      100%
   Cimarron Gas Companies, Inc.                 Oklahoma                      100%
      Tyler Gas Co.                             Texas                         100%
   Kodiak Compression, Inc.                     Oklahoma                      100%
   Stellar Energy Corporation                   Texas                         100%
   Stellar Pipeline Company                     Texas                         100%
   Stellar Transmission Company                 Texas                         100%
Energy Industries, Inc.                         Delaware                      100%
    Energy Industries Financial Services, Inc.  Delaware                      100%
Pesquera Zapata, S.A. de C.V.                   Mexico                         49%
Tanker Leasing Corporation                      Delaware                      100%
Williams-McWilliams Co., Inc.                   Delaware                      100%
Zapata Automotive Leasing Corp.                 Delaware                      100%
Zapata Compression Investments, Inc.            Delaware                      100%
   Zapata Energy Industries, L. P.              Delaware                      100%
Zapata Exploration Company                      Delaware                      100%
   Zapata Offshore Gathering Company, Inc.      Delaware                      100%
Zapata Financial Services, Inc.                 Delaware                      100%
Zapata Fishing, Inc.                            Delaware                      100%
  *Nicole K. Fishing, Inc.                      Puerto Rico                    19%
  *Pacifico Fishing, Ltd.                       Cayman Islands                 19%
Zapata Minerals, Inc.                           Delaware                      100%
Zapata Ocean Resources, Inc.                    Puerto Rico                   100%
Zapata Off-Shore Company                        Delaware                      100%
   Zapata Drilling, Inc.                        Delaware                      100%
   Zapata North Sea, Inc.                       Panama                        100%
     *On-Shore Services (Nigeria) Limited       Nigeria                       100%
Zapata Overseas Capital Corporation             Delaware                      100%
   Zapata Canada Inc.                           British Columbia              100%
Zapata Protein, Inc.                            Delaware                      100%
   Amigo Feeds, Inc.                            Bermuda                        50%
   Venture Milling Company                      Delaware                       60%
   Zapata Protein (USA), Inc.                   Virginia                      100%
      Zapata Haynie International, Inc.         Virginia                      100%
Zapata Rentals, Inc.                            Delaware                      100%
Zapata Services Corporation                     Delaware                      100%
Zapata Tankships, Inc.                          Delaware                      100%
   Zapata Ocean Carriers, Inc.                  Delaware                      100%
   Zapata Sea Services, Inc.                    Delaware                      100%

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*Companies inactive.



                                                       December 22, 1994